Exhibit 4.4

This Instrument Prepared By:

Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND FIFTEENTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2015

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2015 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Fifteenth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and fourteen supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Fifteenth Supplemental Indenture, is hereinafter in this One Hundred and Fifteenth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Fifteenth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Fifteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND FIFTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND

Cecil County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Theodore Substation	06/13/2014	3582	085	Map 23 Parcel 215, Lot 1
MARYLAND Wicomico County
Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
BRO Warehouse Expansion / Standard Register Storage Building (600 Marvel Rd, Salisbury MD 21801)	10/16/2014	3764	025	Map 102 Parcel 56

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2014, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE

New Castle County

Instrument Date	Instrument No.	Tax ID No.
1/24/2013	20140520-0020762	0601400155
11/18/2013	20140520-0020768	1101700026
11/26/2013	20140520-0020769	0805010094
12/9/2013	20140520-0020761	1301800001
12/23/2013	20140602-0022462	0803000007 0802400060
1/7/2014	20140520-0020775	0802430169, 0802430185, 0803010378, 0803010397, 0803020181, 0803020212, 0802440413, 0802440423
1/31/2014	20140520-0020772	0701900003
2/4/2014	20140520-0020776	0805200003
2/6/2014	20140523-0021422	0803500017
3/10/2014	20140520-0020777	1501100019
4/3/2014	20140523-0021421	0702930001 0702930043
5/1/2014	20140819-0036343	1004000044
5/7/2014	20140819-0036350	0702600080
5/7/2014	20140819-0036348	0702600076
5/9/2014	20140819-0036354	0702600085
5/10/2014	20140819-0036353	0702600084
5/13/2014	20140819-0036351	0702600082
5/15/2014	20140819-0036355	0702600086
5/21/2014	20140819-0036347	0702600075
5/21/2014	20140819-0036352	0702600083
5/27/2014	20140819-0036349	0702600078
5/29/2014	20140611-0024401	0702600088
6/24/2014	20140819-0036357	0702600088
6/27/2014	20140819-0036356	0702600087
7/2/2014	20141007-0044838	0610200065
7/11/2014	20140819-0036346	0702600073
7/11/2014	20140819-0036345	0702600072
7/14/2014	20140721-0030974	1301914002, 1301914076, 1301932001, 1301932018, 1301932059, 1301932061, 1304932098, 1301932103, 1301932111, 1301932123, 1301932138, 1301932149, 1301932158, 1301932190

Instrument Date	Instrument No.	Tax ID No.
7/14/2014	20140721-0030975

1301932110, 1301932156, 1301932155, 1301932109,

1301932154, 1301932153, 1301932130, 1301932182,

1301932183, 1301932184, 1301932131, 1301932185, 1301932186, 1301932187, 1301932132, 1301932188, 1301932189, 1301932133, 1301932190, 1301932124, 1301932125, 1301932126, 1301932127, 1301932128, 1301932129, 1301932108, 1301932107, 1301932016, 1301932105, 1301932014, 1301932097, 1301932096, 1301932095, 1301932094, 1301932093, 1301932092, 1301932152, 1301932091 , 1301932151, 1301932150, 1301932090, 1301932019, 1301932020, 1301932022, 1301932023, 1301932024, 1301932025, 1301932026, 1301932107, 1301932108, 1301932029, 1301932030, 1301932031, 1301932032, 1301932033, 1301932034, 1301932035, 1301932036, 1301932037, 1301932038, 1301932039, 1301932040, 1301932041, 1301934001, 1301934002, 1301934003, 1301934004, 1301932042, 1301932043, 1301932044, 1301932045, 1301932046, 1301932047, 1301932048, 1301932049, 1301932050, 1301932051, 1301932052, 1301932053, 1301932054, 1301932055, 1301932056, 1301932057, 1301932058, 1301932062, 1301934005, 1301934006, 1301934007, 1301934008, 1301934020, 1301934021, 1301932063, 1301932064, 1301932065, 1301932066, 1301932067, 1301932068, 1301932069, 1301932072, 1301932073, 1301932074, 1301932075, 1301932076, 1301932077, 1301932078, 1301934018, 1301934019, 1301934009, 1301934010, 1301934011, 1301934012, 1301934013, 1301934014, 1301934015, 1301934016, 1301934017, 1301932079, 1301932080, 1301932081, 1301932082, 1301932083, 1301932084, 1301932085, 1301932086, 1301932087, 1301932088, 1301932089, 1301932071, 1301932070, 1301932136, 1301932137

7/15/2014	20141003-0044260	0702600074
7/21/2014	20140819-0036344	0611700001
7/26/2014	20140911-0040372	0611200187
9/6/2014	20148022-0036861	0803330166 0803330167
9/12/2014	20140926-0042914	0603000117
9/12/2014	20140926-0042913	0603000215
9/12/2014	20140926-0042912	0603000214
9/16/2014	20140926-0042915	0702930017
9/18/2014	20140926-0042916	0701300069
9/22/2014	20141003-0044259	0702600081
9/24/2014	20141003-0044262	0704140275
9/26/2014	20141006-0044459	0611600119
9/26/2014	20141007-0044839	0701700020
9/26/2014	20141016-0046458	2700100583
10/2/2014	20141007-0045008	0801800101

Instrument Date	Instrument No.	Tax ID No.
10/27/2014	20141113-0050973	0609100151
10/30/2014	20141106-0050063	1101300015
7/3/2014	20140721-0030976	0703810450 0703810451
9/24/2014	20141003-0044261	1003530049
3/4/2014	20140523-0021423	0701100092

DELAWARE

Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
3/25/2014	4267	212	134-17.00-110.1
4/4/2014	4267	210	334-60.06-9.00
4/4/2014	4267	208	334-60.06-6.09
4/25/2014	4267	204	135-19.00-630.4
4/25/2014	4267	206	135-19.00-630.1
5/29/2014	4273	262	131-14.00-440.1
6/17/2014	4276	234	134-17.00-110.0
7/7/2014	4286	166	134-13.19-137.00
7/8/2014	4286	168	531-4.00-29.02
7/11/2014	4309	177	532-13.00-780.0
7/16/2014	4289	336	134-13.00-143.00
8/15/2014	4318	250	233-50.01-000
9/12/2014	4309	179	532-60.08-500
9/29/2014	4308	1	190-0.02-01.4
10/20/2014	4342	73	135-15.13-11.00
10/31/2014	4331	241	532-12.82-01.5

MARYLAND

Caroline County

Received For Record	Deed Records		Map/Parcel/Lot
	Book	Page
9/10/2013	1112	194	600/217
10/7/2013	1112	197	59/50
10/7/2013	1112	201	59/49
5/7/2014	1112	203	600/242

MARYLAND

Cecil County

Instrument Date	Deed Records		Map/Parcel/Lot
	Book	Page
6/12/2012	3593	537	8/16
7/12/2012	3593	519	21/189
7/27/2012	3593	512	21/625
9/10/2012	3593	515	21/805
12/7/2012	3593	517	21/611
1/2/2013	3593	488	67/7
1/4/2013	3593	535	8/13
1/18/2013	3593	531	25/791
1/18/2013	3593	547	67/15
1/22/2013	3593	533	26/667
1/30/2013	3593	543	12/17
2/6/2013	3593	539	3/211
2/21/2013	3593	541	18/280
2/27/2013	3593	481	21/104
3/18/2013	3593	525	3/27
3/18/2013	3593	521	3/55
3/26/2013	3593	507	316/2480
3/28/2013	3593	510	303/1128
4/29/2013	3593	495	25/809
5/14/2013	3593	502	9/295
5/23/2013	3593	529	31/142
6/6/2013	3593	500	18/20
6/7/2013	3593	497	18/432
6/13/2013	3593	504	11/15
6/21/2013	3593	493	31/1167
7/28/2013	3593	545	3/210
8/1/2013	3593	549	42/28
8/6/2013	3593	491	316/2443
8/28/2013	3629	200	46/6
9/12/2013	3572	393	30/42
10/22/2013	3572	402	53/35
11/10/2013	3572	387	16/16
11/12/2013	3629	204	46/210/2
11/19/2013	3572	398	23/712
12/1/2013	3572	408	48/125
12/2/2013	3572	374	42/87
12/2/2013	3572	405	17/536
12/16/2013	3594	345	9/366
1/24/2014	3572	377	41/101
1/24/2014	3572	411	25/95
2/4/2014	3629	197	46/210/1
2/6/2014	3593	486	100/54,310,311
3/12/2014	3593	484	100/305
3/24/2014	3629	202	46/200

Instrument Date	Deed Records		Map/Parcel/Lot
	Book	Page
4/11/2014	3572	383	5/195
4/29/2014	3629	194	46/134
5/19/2014	3583	495	2/24
5/28/2014	3594	343	12/332
6/16/2014	3591	367	6/60
7/8/2014	3639	202	52/19
7/25/2014	3639	206	52/20A
8/13/2014	3609	372	36/39
8/13/2014	3609	370	36/38
9/2/2014	3618	378	5/78
10/5/2014	3640	227	17/328
10/25/2014	3642	289	2/43
10/25/2014	3644	134	52/224
11/3/2014	3629	192	46/7
2/7/20014	3572	370	3/61

MARYLAND

Dorchester County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
10/19/2012	1207	430	50/12
1/22/2013	1207	425	36/114
2/14/2013	1207	417	40/149
3/8/2013	1207	412	40/24
3/15/2013	1207	421	40/150
5/10/2013	1207	407	36/45
7/10/2013	1207	402	301/317
4/8/2014	1211	379	5/4
8/13/2014	1222	256	35/59
9/8/2014	1240	191	31/135
11/25/2014	1240	196	6/221

MARYLAND

Harford County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
10/2/2012	10794	327	11/372
11/5/2012	10794	343	19/315
3/13/2013	10794	335	12/95
3/23/2013	10794	340	12/208
6/9/2013	10794	332	25/18
9/1/2013	10754	168	12/32
7/8/2014	10851	261	11/372
7/11/2014	10842	65	5/300
9/27/2014	10908	274	19/27

MARYLAND

Kent County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
2/5/2013	0795	149	1A/42
3/19/2013	0796	211	45/47
3/20/2013	0796	244	4/100
3/22/2013	0796	242	4/109
3/28/2013	0796	215	1/41
4/30/2013	0795	152	42/97
5/9/2013	0796	207	45/6
5/14/2013	0795	154	42/86
5/14/2013	0796	240	48/22B
5/15/2013	0796	213	41/4
5/15/2013	0796	224	4/93
5/15/2013	0796	226	4/9
5/21/2013	0796	238	48/17
5/29/2013	0796	236	204/975
6/4/2013	0796	232	48/22A
6/4/2013	0796	234	48/22
6/14/2013	0796	228	27/16
6/14/2013	0796	230	48/67
6/19/2013	0796	222	27/471
7/18/2013	0796	217	27/98
7/18/2013	0796	219	201/979
8/28/2013	0795	158	42/6
8/28/2013	0795	156	42/7
10/9/2013	0796	209	12/50
10/23/2013	0796	203	44/146
11/14/2013	0796	205	45/4
1/8/2014	0803	380	20/270

Instrument Date	Deed Records	Map/Parcel/Lot
	Liber	Folio
2/26/2014	0796	199	37/161
3/10/2014	0800	461	12/161
3/13/2014	0800	467	12/171
3/13/2014	0800	465	12/230
3/13/2014	0800	469	12/163
3/13/2014	0800	471	12/178
3/13/2014	0800	463	12/121
3/17/2014	0796	197	51/72
4/4/2014	0810	047	12/65
4/9/2014	0810	056	12/113
4/14/2014	0794	334	13/74
4/15/2014	0810	058	12/148
4/23/2014	0794	336	46/124
5/10/2014	0810	053	12/96
5/27/2014	0810	050	12/88
6/9/2014	0797	369	36/146
7/8/2014	0800	473	12/181
7/25/2014	0810	060	16/33
7/25/2014	0810	062	16/38
7/25/2014	0810	064	16/47
7/30/2014	0804	003	12/118
8/5/2014	0804	001	20/6
9/17/2014	0808	213	203/1343
11/21/2014	0814	001	37/83

MARYLAND

Queen Anne’s County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
2/14/2012	2290	462	51/34/2
6/6/2012	2290	438	21/199
6/11/2012	2290	446	9/58
8/24/2012	2290	449	28/155
10/13/2012	2290	442	28/44
10/10/2013	2290	474	35/28
10/31/2013	2290	470	35/25
11/1/2013	2290	466	57/144
3/14/2014	2309	188	48/11
6/2/2014	2294	411	44C/1111
7/3/2014	2339	284	10/88
7/7/2014	2306	455	28/76
7/7/2014	2339	290	35/51
7/9/2014	2307	35	35H/35
7/12/2014	2307	32	28/102

Instrument Date	Deed Records	Map/Parcel/Lot
	Liber	Folio
7/17/2014	2290	360	56/46
7/23/2014	2326	249	9/22
8/8/2014	2326	267	18/35
8/19/2014	2324	363	51/34
8/29/2014	2327	46	2203/622
9/4/2014	2324	381	65/31
9/4/2014	2324	375	65/51
9/5/2014	2323	239	5C/224
9/7/2014	2353	418	58D740
9/16/2014	2353	402	58D/418
9/16/2014	2353	405	58D/421
9/16/2014	2353	408	58D/422
9/16/2014	2353	411	58D/423
9/23/2014	2332	35	59/8
10/16/2014	2353	394	58D/429
10/16/2014	2353	398	58E/756
11/5/2014	2353	414	58D/654
11/24/2014	2353	421	58/381
12/3/2014	2354	178	44C/815

MARYLAND

Somerset County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
5/21/2014	874	221	224/57
7/28/2014	878	580	23/166
9/8/2014	881	431	41/92
12/5/2014	887	305	42/89
12/8/2014	887	382	20/246
12/8/2014	887	385	41/126
12/8/2014	887	388	41/223

MARYLAND

Talbot County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
4/15/2013	2174	444	22/90
4/26/2013	2174	432	405/400
5/11/2013	2174	436	22/19
5/23/2013	2174	441	22/65
5/30/2013	2174	424	21/43/2
5/30/2013	2174	428	21/26

Instrument Date	Deed Records	Map/Parcel/Lot
	Liber	Folio
6/13/2013	2174	402	22/62/6
6/20/2013	2174	406	22/61
7/5/2013	2174	411	22/111/1A
8/16/2013	2174	414	22/356/1
11/26/2013	2174	393	44A275/3
11/27/2013	2174	398	31/99
3/17/2014	2174	448	62/1
3/17/2014	2174	452	62/2
3/17/2014	2174	456	62/58
3/17/2014	2174	460	62/62
6/2/2014	2178	215	39/79/3
8/4/2014	2191	259	31/7
8/5/2014	2191	256	22/203
10/30/2014	2216	200	42/167
11/26/2014	2220	362	42/290

MARYLAND

Wicomico County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
3/20/2013	3711	512	38/180
4/1/2013	3711	517	116/2524
5/8/2013	3711	507	117/3125
9/25/2013	3711	492	803/1459
10/23/2013	3711	498	302/1032
11/18/2013	3711	488	59/51
7/25/2014	3731	48	29/54
7/26/2014	3733	131	61/53
8/14/2014	3739	120	804/961
8/14/2014	3779	179	20/416
8/14/2014	3779	175	20/395
8/28/2014	3744	90	31/304
8/28/2014	3744	93	31/37
9/16/2014	3779	172	20/388
10/15/2014	3763	79	38/29
10/17/2014	3764	278	106/1120
10/27/2014	3779	169	20/383
10/30/2014	3770	71	37/409
11/10/2014	3779	166	20/351
11/13/2014	3779	163	600/246
11/25/2014	3779	160	38/284
11/25/2014	3779	157	20/196
11/25/2014	3779	154	20/194
11/25/2014	3779	151	20/193

Instrument Date	Deed Records	Map/Parcel/Lot
	Liber	Folio
11/25/2014	3779	145	20/189
11/25/2014	3779	141	21/142
11/25/2014	3779	138	21/126
11/25/2014	3779	135	21/126/1
11/25/2014	3779	132	21/126/7
11/25/2014	3779	129	21/61
12/4/2014	3786	383	106/1109

MARYLAND

Worcester County

Instrument Date	Deed Records		Map/Parcel/Lot
	Liber	Folio
3/11/2014	6467	355	10/311
3/25/2014	6384	100	113/6746
4/1/2014	6384	110	64/72
5/1/2014	6384	107	19/139
5/14/2014	6384	97	27/128
7/11/2014	6464	135	9/170
7/14/2014	6403	500	92/39
7/16/2014	6414	284	79/181
8/5/2014	6418	332	25/241
9/14/2014	6443	92	26/417
4/20/2014	6384	104	47/95

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Fifteenth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Fifteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Fifteenth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

The Company acknowledges that it received a true and correct copy of this One Hundred and Fifteenth Supplemental Indenture.

This One Hundred and Fifteenth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Fifteenth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2015.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By
David M. Velazquez, President
April 8, 2015

Attest:

Jeffery E. Snyder, Assistant Secretary

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 8th day of April, 2015, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

Notary Public, District of Columbia
My commission expires .

THE BANK OF NEW YORK MELLON,

as Trustee

Date of Execution	By
Francine J. Kincaid, Vice President
April 8, 2015

Attest:

Arsala Kidwai, Vice President

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 8th day of April, 2015, personally came before me, a Notary Public for the State of New York, Francine J. Kincaid, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

Notary Public, State of New York
My commission expires .

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By
Name:	Francine J. Kincaid
Title:	Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

Christie D. Cannon